                              Filed Under Rule 424 (b)(3)
                              Registration Statement No.
333-48415

       SUPPLEMENT NO. 04 TO PROSPECTUS DATED May 5, 1998
                 (AS SUPPLEMENTED May 5, 1998)

AT&T CAPITAL CORPORATION   Medium Term Notes, Series F

Due Nine Months or More From Date of Issue.
Issue Price: 100.016%
  (as a percent of principal amount)



Fixed Rate Notes
-------------------

Interest Rate Per Annum............................... 5.64%

Amount of Sale: $5,000,000.00      Maturity Date:  9/15/2000

Date of Sale: September 10, 1998         CUSIP Number:
00206HH98

Settlement Date:  September 15, 1998

Interest Payment Dates:  May 15th & November 15th

Redemption:
     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                             (as a percent of principal amount)
Repayment:
     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)